Exhibit 99.1

NEWS RELEASE

CONTACT:	Gary S. Maier
Maier & Company, Inc.
(310) 442-9852

MOTORCAR PARTS OF AMERICA REPORTS FISCAL 2012
FIRST QUARTER RESULTS

--Sales Up 97 Percent; Enhanced By Partial-Quarter Contributions From Fenco -

LOS ANGELES, CA – August 15, 2011 – Motorcar Parts of America, Inc. (Nasdaq: MPAA) today reported results for its fiscal 2012 first quarter ended June 30, 2011 -- reflecting solid performance in its base business and the impact of the Fenco acquisition, which includes expensing of acquisition-related costs and the amortization during the period of certain fair value amounts recorded in the opening balance sheet on May 6, 2011 in accordance with purchase accounting for acquisitions.

Net sales for the fiscal 2012 first quarter increased 97 percent to $71.3 million from $36.2 million a year earlier.  For the same period, due to the acquisition of Fenco, the impact of purchase accounting and the inclusion of its operating results effective May 6, 2011, the company reported a net loss of $2.4 million, or $0.19 per share, compared with net income of $2.5 million, or $0.21 per diluted share, for the comparable quarter a year earlier.  Net income before acquisition-related costs and higher income tax expense for the first quarter would have been $0.15 per diluted share.  Excluding Fenco operating results since the acquisition and certain other expenses highlighted below, earnings per share would have been $0.23 per diluted share.

Operating results for the first quarter were impacted by a loss from Fenco’s operations of $0.07 per share and certain acquisition- related costs expensed during the quarter.  These adjustments include the effects of fair value purchase accounting on Fenco’s opening balance sheet for inventory step-up adjustment of approximately $2.7 million, or $0.22 per share.  This expense was recognized as cost of goods sold during the quarter.  Additional adjustments include acquisition-related general and administrative expenses of $1.1 million, or $0.06 per share; bank refinancing fees of $260,000, or $0.02 per share; and other professional fees related to the Fenco acquisition of $404,000, or $0.02 per share.  Income tax expense reflects an additional 5.4 percent tax in the first quarter due to certain non-deductible acquisition costs of $216,000, or $0.02 per share.

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Motorcar Parts of America, Inc.
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Gross profit for the fiscal 2012 first quarter was $13.1 million compared with $11.5 million for the same period a year ago.  Gross profit as a percentage of net sales for the fiscal 2012 first quarter was 18.4 percent compared with 31.9 percent in the same quarter a year ago, reflecting lower margin Fenco business.  The company anticipates significant savings from synergies to be realized in the future.  Gross margin was impacted by 3.8 percent due to the effects of purchase accounting on Fenco’s inventory fair value step-up adjustment of approximately $2.7 million recognized as cost of goods sold during the quarter, as noted above. The gross margin in the rotating electrical segment increased to 32.1 percent for the first quarter due primarily to lower per unit manufacturing costs.

“Results for the quarter and expectations moving forward reflect continued strength in both rotating electrical and under-the-car product offerings, with significant opportunities for growth and synergistic cost-savings from the company’s Fenco acquisition.  All of our products are non-discretionary and the current economic environment is expected to further enhance demand.  The Fenco acquisition represents an exciting opportunity to grow sales and realize at least $20 million of synergies within a two-year period. This would result in incremental earnings of approximately $1.00 per share from the acquisition,” said Selwyn Joffe, chairman, president and chief executive officer of Motorcar Parts.

EBITDA does not reflect the impact of a number of items that affect the company’s net income, including financing and acquisition-related costs.  EBITDA is not a measure of financial performance under GAAP, and should not be considered as an alternative to net income or income from operations as a measure of performance, nor as alternative to net cash from operating activities as a measure of liquidity.  EBITDA has significant limitations as an analytical tool, and should not be considered in isolation, or as a substitute for analysis of the company’s results as reported under GAAP.  For a reconciliation of net income (loss) attributable to common shareholders to EBITDA, see the financial tables included in this press release.

Teleconference and Web Cast

Selwyn Joffe, chairman, president and chief executive officer, and David Lee, chief financial officer, will host an investor conference call today at 10:00 a.m. Pacific time to discuss the company’s financial results and operations for the first quarter of fiscal year 2012. The call will be open to all interested investors either through a live audio Web broadcast at www.motorcarparts.com or live by calling (877)-776-4016 (domestic) or (973)-638-3231 (international).  For those who are not available to listen to the live broadcast, the call will be archived for seven days on Motorcar Parts of America’s website.  A telephone playback of the conference call will also be available from approximately 1:00 p.m. Pacific time on Monday, August 15, 2011 through 11:59 p.m. Pacific time on Monday, August 22, 2011 by calling (855)-859-2056 (domestic) or (404)-537-3406 (international) and using access code: 88027195.

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Motorcar Parts of America, Inc.
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About Motorcar Parts of America

Motorcar Parts of America, Inc. is a remanufacturer of alternators and starters utilized in imported and domestic passenger vehicles, light trucks and heavy duty applications. Through its wholly owned subsidiary Fenco Automotive Products, the company also offers a broad line of under-the-car products – including brake, steering and clutch components.  Motorcar Parts of America’s products are sold to automotive retail outlets and the professional repair market throughout the United States and Canada, with remanufacturing facilities located in California, Mexico and Malaysia, and administrative offices located in California, Tennessee, Mexico, Canada, Singapore and Malaysia. Additional information is available at www.motorcarparts.com.

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for certain forward-looking statements. The statements contained in this press release that are not historical facts are forward-looking statements based on the company’s current expectations and beliefs concerning future developments and their potential effects on the company. These forward-looking statements involve significant risks and uncertainties (some of which are beyond the control of the company) and are subject to change based upon various factors.  Reference is also made to the Risk Factors set forth in the company’s Form 10-K Annual Report filed with the Securities and Exchange Commission (SEC) in June 2011 and in its Forms 10-Q filed with the SEC  for additional risks and uncertainties facing the company. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether as the result of new information, future events or otherwise.

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(Financial tables follow)

MOTORCAR PARTS OF AMERICA, INC. AND SUBSIDIARIES
Consolidated Statements of Income
(Unaudited)

	Three Months Ended June 30,
	2011	2010

Net sales	$71,262,000	$36,234,000
Cost of goods sold	58,136,000	24,689,000
Gross profit	13,126,000	11,545,000
Operating expenses:
General and administrative	8,510,000	4,024,000
Sales and marketing	2,398,000	1,740,000
Research and development	416,000	366,000
Acquisition costs	404,000	-
Total operating expenses	11,728,000	6,130,000
Operating income	1,398,000	5,415,000
Interest expense	1,932,000	1,602,000
(Loss) income before income tax expense	(534,000)	3,813,000
Income tax expense	1,842,000	1,293,000

Net (loss) income	$(2,376,000)	$2,520,000
Basic net (loss) income per share	$(0.19)	$0.21
Diluted net (loss) income per share	$(0.19)	$0.21
Weighted average number of shares outstanding:
Basic	12,281,530	12,049,057
Diluted	12,281,530	12,204,319

MOTORCAR PARTS OF AMERICA, INC. AND SUBSIDIARIES
Consolidated Balance Sheets

	June 30, 2011	March 31, 2011
ASSETS	(Unaudited)
Current assets:
Cash	$1,275,000	$2,477,000
Short-term investments	311,000	304,000
Accounts receivable — net	34,963,000	10,635,000
Inventory— net	108,540,000	29,733,000
Inventory unreturned	12,149,000	5,031,000
Deferred income taxes	5,715,000	5,658,000
Prepaid expenses and other current assets	5,216,000	6,299,000
Total current assets	168,169,000	60,137,000
Plant and equipment — net	17,149,000	11,663,000
Long-term core inventory — net	184,138,000	80,558,000
Long-term core inventory deposit	26,248,000	25,984,000
Long-term deferred income taxes	1,368,000	1,346,000
Long-term note receivable	-	4,863,000
Goodwill	4,214,000	-
Intangible assets — net	45,983,000	5,530,000
Other assets	1,839,000	1,784,000
TOTAL ASSETS	$449,108,000	$191,865,000
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$99,620,000	$38,973,000
Accrued liabilities	110,504,000	7,318,000
Customer finished goods returns accrual	24,533,000	9,161,000
Income tax payable	147,000	322,000
Revolving loan	18,500,000	-
Deferred income taxes	137,000	136,000
Other current liabilities	490,000	460,000
Current portion of term loan	2,000,000	2,000,000
Current portion of capital lease obligations	749,000	372,000
Total current liabilities	256,680,000	58,742,000
Term loan, less current portion	15,000,000	5,500,000
Revolving loan	47,630,000	-
Deferred core revenue	8,930,000	8,729,000
Other liabilities	1,690,000	1,255,000
Capital lease obligations, less current portion	372,000	462,000
Total liabilities	330,302,000	74,688,000
Commitments and contingencies
Shareholders' equity:
Preferred stock; par value $.01 per share, 5,000,000 shares authorized; none issued…	-	-
Series A junior participating preferred stock; par value $.01 per share, 20,000 shares authorized; none issued	-	-
Common stock; par value $.01 per share, 20,000,000 shares authorized; 12,441,971 and 12,078,271 shares issued; 12,427,571 and 12,063,871 outstanding at June 30, 2011 and March 31, 2011, respectively	124,000	121,000
Treasury stock, at cost, 14,400 shares of common stock at June 30, 2011 and
March 31, 2011, respectively	(89,000)	(89,000)
Additional paid-in capital	98,139,000	93,140,000
Additional paid-in capital-warrant	1,879,000	1,879,000
Accumulated other comprehensive loss	(1,346,000)	(349,000)
Retained earnings	20,099,000	22,475,000
Total shareholders' equity	118,806,000	117,177,000
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$449,108,000	$191,865,000

Segment Information

Beginning with this quarter of fiscal year 2012, the company will provide segment information.  The two segments are defined as rotating electrical and the recently acquired Fenco products now referred to as the under-the-car segment. Currently all corporate expenses are included under the rotating electrical segment. The results of operations of Fenco have been included from the date of acquisition on May 6, 2011. Income statement information relating to the Company’s reportable segments for the three months ended June 30, 2011 is as follows:

		Three months ended June 30, 2011 (Unaudited)
Income statement		Rotating Electrical	Under-the-Car Product Line (2)	Eliminations	Consolidated	Tax-Effected EPS Impact	(4)

Net sales (excluding intersegment revenue)		$39,016,000	$32,246,000	$-	$71,262,000
Intersegment revenue, net of cost of goods sold	(A)	776,000		(776,000)	-
Net sales total		39,792,000	32,246,000	(776,000)	71,262,000
Cost of goods sold (before inventory step-up adjustment)		27,036,000	28,172,000		55,208,000
Intersegment profit	(B)		776,000	(776,000)	-
Intersegment profit in inventory	(B)			226,000	226,000
Inventory step-up adjustment	(B)		2,702,000 (3)		2,702,000	$0.22	(4)
Cost of goods sold total		27,036,000	31,650,000	(550,000)	58,136,000
Gross profit		12,756,000	596,000	(226,000)	13,126,000
Gross margin		32.1%	1.8%		18.4%
Gross margin (excluding inventory step-up adjustment)		32.1%	10.2%		22.2%
Operating expenses:
General and administrative		4,222,000	2,889,000		7,111,000
General and administrative - acquisition related	(B)	1,088,000	51,000		1,139,000	$0.06	(4)
General and administrative - bank financing fees	(B)		260,000		260,000	$0.02	(4)
Sales and marketing		1,834,000	564,000		2,398,000
Research and development		416,000			416,000
Acquisition costs	(B)	404,000			404,000	$0.02	(4)
Total operating expenses		7,964,000	3,764,000	-	11,728,000
Operating income (loss)	(C)	4,792,000	(3,168,000)	(226,000)	1,398,000
Other expense:
Interest expense		771,000	1,161,000		1,932,000
Income (loss) before income tax expense		4,021,000	(4,329,000)	(226,000)	(534,000)
Income tax expense (non-deductible acquisition costs)		216,000			216,000	$0.02	(5)
Income tax expense		1,579,000	47,000		1,626,000
Net income (loss)		$2,226,000	$(4,376,000)	$(226,000)	$(2,376,000)
Diluted net income (loss) per share					$(0.19)	$0.34

Weighted average number of shares outstanding:
Diluted					12,281,530

Depreciation and amortization	(B)	888,000	1,012,000		1,900,000
Adjusted EBITDA - Sum of (B) and (C) less (A) (1)		$6,396,000	$1,633,000		$8,029,000

(1)	Excludes acquisition related and bank financing fees
(2)	The total of inventory step-up adjustment, intersegment costs, general and administrative related to the acquisition and bank financing fees have an EPS impact of $0.29
(3)	The impact of the $2,702,000 inventory step-up adjustment to the Under-the-Car Product Line gross profit margin is 8.4%
(4)	Tax effected for Rotating Electrical at 39% tax rate and Under-the-Car Product Line at 0% tax rate
(5)	Represents additional 5.4% tax in the quarter to the rotating electrical segment due to certain non-deductible transaction costs incurred in connection with the Company’s acquisition of Fenco

		Three months ended June 30, 2011 (Unaudited)
Income statement		Rotating Electrical		Tax-Effected EPS Impact (2)

Net sales (excluding intersegment revenue)		$39,016,000
Intersegment revenue, net of cost of goods sold	(A)	776,000		$(0.04	) (2)
Net sales total		39,792,000
Cost of goods sold		27,036,000
Gross profit		12,756,000
Gross margin		32.1%
Operating expenses:
General and administrative		4,222,000
General and administrative - acquisition related	(B)	1,088,000		$0.05	(2)
Sales and marketing		1,834,000
Research and development		416,000
Acquisition costs	(B)	404,000		$0.02	(2)
Total operating expenses		7,964,000
Operating income	(C)	4,792,000
Other expense:
Interest expense		771,000
Income before income tax expense		4,021,000
Income tax expense (non-deductible acquisition costs)		216,000		$0.02	(3)
Income tax expense		1,579,000
Net income		$2,226,000
Diluted net income per share		$0.18

Weighted average number of shares outstanding:
Diluted		12,598,515	(4)

Depreciation and amortization	(B)	888,000
Adjusted EBITDA - Sum of (B) and (C) less (A) (1)		$6,396,000

(1)	Excludes acquisition related expenses
(2)	Tax effected for Rotating Electrical at 39% tax rate
(3)	Represents additional 5.4% tax in the quarter due to certain non-deductible transaction costs incurred in connection with the Company’s acquisition of Fenco
(4)	Excludes the impact of 217,582 shares in connection with the consideration for the May 6, 2011 Fenco acquisition